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                                                                     Exhibit 5.1


                 [Letterhead of Milbank, Tweed, Hadley & McCloy]




                                                December 18, 1997


Graham-Field Health Products, Inc.
400 Rabro Drive East
Hauppauge, NY  11788

            Re:   Registration Statement on Form S-4
                  Issuance of Shares of Common Stock

Ladies and Gentlemen:

      We refer to the Registration Statement on Form S-4 (the "Registration Statement") of Graham-Field Health Products, Inc., a Delaware corporation (the "Company"), filed with the Securities and Exchange Commission (the "Commission") today for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), a maximum of 10,613,629 shares of common stock, par value $.025 per share, of the Company (the "Shares"). The Shares are to be issued to the holders of common stock, par value $2.50 per share, of Fuqua Enterprises, Inc. (the "Fuqua Common Stock"), a Delaware corporation ("Fuqua"), pursuant to Agreement and Plan of Merger dated as of September 5, 1997 and as amended as of September 29, 1997 (the "Merger Agreement"), by and among Fuqua, GFHP Acquisition Corp., a wholly-owned subsidiary of the Company ("GFHP Acquisition"), and the Company pursuant to which GFHP Acquisition will be merged with and into Fuqua and Fuqua will survive as a wholly-owned subsidiary of the Company (the "Merger"), in exchange for their shares of Fuqua Common Stock.

      We are acting as special counsel for the Company and GFHP Acquisition in connection with the Registration Statement, the Merger and certain matters contemplated thereby.

      We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company and GFHP Acquisition, certificates of public officials, certificates of officers and representatives of the Company and GFHP Acquisition and other documents as we have deemed it necessary or appropriate to review as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with authentic originals of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to questions of fact material to the opinions hereinafter expressed, we have, when relevant facts were not independently established, relied upon the representations set forth in the Merger Agreement, certificates of public
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officials and officers of the Company and GFHP Acquisition and other appropriate persons and statements of the Company and GFHP Acquisition contained in the Registration Statement.

      Based upon and subject to the foregoing, and having regard to legal considerations we deem relevant, we are of the opinion that upon (i) the approval of (x) the issuance of the Shares pursuant to the Merger Agreement by the requisite vote of the stockholders of the Company and (y) the Merger Agreement by the requisite vote of the stockholders of Fuqua, (ii) the consummation of the Merger pursuant to the Delaware General Corporation Law (the "DGCL"), and (iii) the issuance of the Shares to the holders of Fuqua Common Stock in accordance with the terms of the Merger Agreement, the Shares will have been legally and validly issued and will be fully paid and nonassessable.

      The foregoing opinions are limited to the federal laws of the United States of America and the DGCL, and we do not express any opinion as to the laws of any other jurisdiction.

      We hereby consent to the reference to us under the heading "Legal Matters" in the Proxy Statement/Consent Solicitation Statement/Prospectus forming a part of the Registration Statement and to the filing of this opinion as Exhibit
5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Act or the rules and regulations of the Commission.

                                    Very truly yours,


                                    MILBANK, TWEED, HADLEY & McCLOY

RSR/MLW